                                                                     Exhibit 4.4

--------------------------------------------------------------------------------


                                G-I HOLDINGS INC.

                                       AND

                              THE BANK OF NEW YORK,

                                     Trustee

                                ----------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 18, 1996

                                       TO

                                    INDENTURE

                          Dated as of February 14, 1996

                                ----------------



                            10% Senior Notes due 2006

                                       and

                       Series B 10% Senior Notes due 2006




--------------------------------------------------------------------------------

               FIRST SUPPLEMENTAL INDENTURE, dated as of October 18, 1996, between G-I HOLDINGS INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.

                                    RECITALS


               WHEREAS, the Company and the Trustee have executed and

     delivered the Indenture, dated as of February 14, 1996 (the "Original Indenture" and capitalized terms used herein without definition have the respective meanings specified therein), governing the terms of the Company's Series B 10% Senior Notes due 2006 (the "Notes"); and

               WHEREAS, ISP Holdings Inc. ("ISP Holdings") has solicited the consent of the holders of the Notes to certain amendments (the "Amendments") to the Original Indenture pursuant to that certain Exchange Offer Circular and Consent Solicitation Statement of ISP Holdings, dated September 13, 1996, as amended (the "Exchange Offer Circular"); and

               WHEREAS, Holders representing a majority in aggregate principal amount of the Notes have delivered their consent to the Amendments; and

               WHEREAS, Section 9.02 of the Original Indenture permits the Company, when authorized by resolution of its Board of Directors, and the Trustee, to amend the Original Indenture with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; and

               WHEREAS, the Board of Directors of the Company has adopted such a resolution in order to reflect the Amendments pursuant to this First Supplemental Indenture; and

               WHEREAS, the Company desires to enter into this First Supplemental Indenture in order to amend the Original Indenture as of the Effective Time (as defined herein);

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows:

                                   ARTICLE ONE

                        AMENDMENTS TO ORIGINAL INDENTURE

          At the Effective Time, each of the following sections of the Original Indenture shall be modified as follows:


          A.   Definitions.
               -----------
               (i) Section 1.01 shall be amended by adding the following definitions in their appropriate alphabetical location:


               "ISP Holdings Transactions" means the consummation of a
                -------------------------
               tender offer, exchange offer and senior note offering of ISP Holdings Inc., on substantially the terms described in that certain Exchange Offer Circular and Consent Solicitation Statement, dated September 13, 1996, as amended, of ISP Holdings Inc.

               "Spin Off Transactions" means the consummation of a series
                ---------------------
               of transactions involving GAF's subsidiaries on substantially the terms described in that certain Exchange Offer Circular and Consent Solicitation Statement, dated September 13, 1996, as amended, of ISP Holdings Inc. that will, among other things, result in the capital stock of ISP Holdings Inc. being distributed to the stockholders of GAF.

               (ii) Section 1.01 shall be amended further by deleting each of the following definitions in its entirety:

               "Linden Dividend"
                ---------------
               "Linden Property"
                ---------------
               "Permitted Lien"
                --------------
               "Restricted Investment"
                ---------------------
               "Restricted Payment"
                ------------------

               "Tax Sharing Agreements"
                ----------------------

               "Unrestricted Affiliate"
                ----------------------

          B.   Covenants.
               ---------
               (i) The text of each of the following Sections shall be deleted in its entirety and replaced, in each case, by the words "Intentionally Omitted":

               Section 4.12.  Limitation on Restricted Payments and
                              -------------------------------------
     Restricted Investments.
     ----------------------
               Section 4.13.  Limitation on Liens.
                              -------------------
               Section 4.14.  Limitation on Transactions with Affiliates.
                              ------------------------------------------

               Section 4.15.  Limitation on Investments in Non-Recourse
                              -----------------------------------------
     Subsidiaries by ISP Subsidiaries and BMC Subsidiaries.
     -----------------------------------------------------
               Section 4.16.  Limitation on Dividend and Other Payment
                              ----------------------------------------
     Restrictions Affecting Subsidiaries.
     -----------------------------------
               Section 4.20.  Consents, etc.
                              --------------
               (ii) Each of the following Sections shall be amended to read in its entirety as follows:

               Section 4.04.  Payments of Taxes and Other Claims.  G-I
                              ----------------------------------
     Holdings shall, and shall cause each of its Subsidiaries (other than Non-Recourse Subsidiaries) to, pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, all material taxes, assessments and governmental charges levied or imposed upon it or any of such Subsidiaries or upon the income, profits or property of it or any of such Subsidiaries, provided that there shall not be required to be paid or discharged any
     --------
     such tax, assessment or charge if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate provision therefor has been made.

               Section 5.01.  When G-I Holdings May Merge, etc.  G-I
                              --------------------------------
     Holdings shall not consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets (either in one transaction or series of related transactions) to any Person, unless G-I Holdings shall be the continuing Person, or the resulting, surviving or transferee Person (if other than G-I Holdings) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of G-I Holdings under the Securities and this Indenture, and this Indenture shall remain in full force and effect.

               In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 5.01, G-I Holdings shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with this
     Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Section 6.01.  Events of Default.  An "Event of Default"
                              -----------------
     occurs if:

                         (1)  G-I Holdings defaults in the payment of
                    interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                         (2)(i) G-I Holdings defaults in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise or (ii) G-I Holdings fails to redeem or repurchase Securities when required pursuant to this Indenture or the Securities;

                         (3)  G-I Holdings fails to comply with Section
                    5.01;

                         (4) G-I Holdings fails to comply for 30 days after notice with any of its obligations under Sections 4.03, 4.06, 4.09, 4.10, 4.11 and 4.17;

                         (5) G-I Holdings fails to comply for 60 days after notice with its other agreements contained in this Indenture or the Securities (other than those referred to in clauses (1)-(4) above); or

                         (6)  G-I Holdings or any of its Significant
                    Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing.

               A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify G-I Holdings in writing of the Default, and G-I Holdings does not cure the Default with the time specified in such clause after receipt of such notice. Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount of the outstanding Securities. When a Default under clause (4) or (5) is cured or remedied within the specified period, it ceases to exist.

               (iii) Each of Sections 4.09, 4.10 and 4.11 shall be amended by modifying the ratio set forth in subparagraph (a) of each such Section to read "at least 1.00 to 1.00." Section 4.09 shall further be amended by deleting subparagraph (e) therein in its entirety. Each of Sections 6.02 and 7.07 shall be amended by changing each reference therein to clause (7) of Section 6.01 to be a reference to clause (6) of Section 6.01.

               (iv) Subparagraph (a) of Section 4.06 shall be amended to read in its entirety as follows:

               (a) G-I Holdings will file with the Trustee and provide Securityholders, within 15 days after it files them with the Commission (and only to the extent that it files them with the Commission), copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to
     Section 13 of 15(d) of the Exchange Act, without exhibits in the case of Securityholders, unless G-I

     Holdings is requested in writing by the Securityholders. G-I Holdings also will comply with the TIA Section 314(a).

               (v) Subparagraph (a) of Section 4.18 shall be amended to read in its entirety as follows:

               (a) G-I Holdings shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to consummate an Asset Sale unless:

               (1) in the case of an Asset Sale by G-I Holdings or any Specified Subsidiary, G-I Holdings shall commit to apply the Net Cash Proceeds of such Asset Sale within 300 days of the consummation of such Asset Sale, and shall apply such Net Cash Proceeds within 360 days of receipt thereof, (i) to invest in the businesses that G-I Holdings and its Subsidiaries (other than businesses engaged in through Non-Recourse Subsidiaries) are engaged in at the time of such Asset Sale or any like or related business, (ii) to pay the Debt referred to in the last sentence of the definition thereof or make provision for the payment thereof, through an escrow or other fund, (iii) to offer to purchase the Old Notes in a tender offer pursuant to the Old Indenture to the extent required by the Old Indenture, and/or
          (iv) to offer to purchase the Securities in a tender offer (a

          "Net Proceeds Offer") at a redemption price equal to 100% of the principal thereof plus accrued interest thereon to the date of redemption; provided that G-I Holdings may defer making a Net
                      --------
          Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied pursuant to this clause (1)(iv) equal or exceed $20,000,000; and

               (2) in the case of an Asset Sale by any ISP Subsidiary or any BMC Subsidiary, such ISP Subsidiary or BMC Subsidiary, as the case may be, shall apply the Net Cash Proceeds of such Asset Sale within one year of receipt thereof, (i) to invest in the businesses that G-I Holdings and its Subsidiaries (other than businesses engaged in through Non-Recourse Subsidiaries) are engaged in at the time of such Asset Sale or any like or related business, (ii) to pay the Debt referred to in the last sentence of the definition thereof or make provision for the payment thereof, through an escrow or other fund, (iii) to pay or satisfy Debt or Preferred Stock of any ISP Subsidiary or any BMC Subsidiary, as the case may be, (iv) to offer to purchase the Old Notes in a tender offer pursuant to the Old Indenture to the extent required by the Old Indenture, and/or (v) to make a Net Proceeds Offer at a redemption price equal to 100% of the principal thereof plus accrued interest thereon to the date of redemption; provided that G-I
                                                      --------
          Holdings may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied pursuant to clause (2)(v) equal or exceed $20,000,000;

     provided that (i) G-I Holdings and its Subsidiaries may retain up to
     --------
     $5,000,000 of Net Cash Proceeds from Asset Sales in any twelve-month period (without complying with clauses (1) or (2)), and (ii) any Asset Sale that would result in a Change of Control shall not be governed by this Section 4.18 but shall be governed by the provisions described under Section 4.17 and paragraph 5(a) of the Securities.

               (vi) Subparagraph (b) of Section 8.01 shall be amended to read in its entirety as follows:

               (b) Subject to Sections 8.01(c), 8.02 and 8.06, G-I Holdings may at any time terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance"), or (ii) its obligations under Sections 4.03, 4.04, 4.06, 4.08 through 4.11, 4.17 through 4.19 and 4.21 and the operation of Section 6.01(3), 6.01(4), 6.01(5) and 6.01(6) (with respect only to Significant Subsidiaries)

     ("covenant defeasance").

               (vii) The penultimate paragraph of Section 8.02 shall be amended to read in its entirety as follows:

               Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4),
     (5), (6), and (7) need not be satisfied so long as, at the time G-I Holdings makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2) or 6.01(6) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to
     Section 3.03 providing for redemption of all the Securities 30 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Securities will occur within 30 days. If the conditions of the preceding sentence are satisfied G-I Holdings shall be deemed to have exercised its covenant defeasance option.

               (viii)  The following new Section shall be added:

               Section 5.03.  Spin Off Transactions.  Notwithstanding any
                              ---------------------
     provision in this Indenture to the contrary, the Spin Off

     Transactions and the ISP Holdings Transactions may be consummated under all circumstances and without satisfying any conditions.


                                   ARTICLE TWO

                                  MISCELLANEOUS


          A.   Governing Law.
               -------------
               The laws of the State of New York shall govern this First Supplemental Indenture without regard to the principles of conflict of laws.

          B.   Counterparts.
               ------------
               This First Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          C.   Survival.
               --------
               This First Supplemental Indenture and the Original Indenture shall henceforth be read together. Except as expressly set forth herein, the Original Indenture shall remain unchanged and in full force and effect in accordance with its terms.

          D.   Effective Time.
               --------------
               For purposes of this First Supplemental Indenture, the "Effective Time" shall mean such time as is immediately prior to ISP Holdings accepting for exchange all Notes validly tendered (and not withdrawn) pursuant to the terms of the Exchange Offer Circular.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed and delivered as of the date first above written.


     G-I HOLDINGS INC.



     By:  /s/: James P. Rogers
         ---------------------
        Name:  James P. Rogers
        Title: Senior Vice President



     THE BANK OF NEW YORK



     By: /s/: Walter N. Gitlin
         ---------------------
        Name:  Walter N. Gitlin
        Title: Vice President